UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 14, 2010

VIRNETX HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 Scotts Valley Drive, Suite 110 Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 438-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.  Other Events.

VirnetX Holding Corporation announced that on May 14, 2010,  its wholly-owned operating subsidiary, VirnetX, Inc. (“VirnetX”), entered into a Settlement and License Agreement with Microsoft Corporation (“Microsoft”) to settle all claims asserted by VirnetX against Microsoft in two lawsuits filed by VirnetX in the United States District Court for the Eastern District of Texas, Tyler Division.  Under the Settlement and License Agreement, Microsoft has agreed to pay VirnetX $200,000,000 in cash in exchange for dismissing both lawsuits and a worldwide, irrevocable, nonexclusive, non-sublicensable fully paid up license under VirnetX’s patents.  The license will not impact VirnetX’s plans to operate a universal Secure Domain Name Service.

On May 17, 2010, the Company issued a press release announcing the Microsoft settlement described in Item 8.01 hereto.  A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release announcing Microsoft settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: May 17, 2010	By:	/s/ Kendall Larsen
Name: Kendall Larsen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing Microsoft settlement.